Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Second Quarter 2010 Results

ONEONTA, Alabama (August 3, 2010) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia, today announced results for its second quarter ended June 30, 2010.  Key highlights for Otelco include:

●	Total revenues of $26.5 million for second quarter 2010.
●	Operating income of $7.0 million for second quarter 2010.
●	Adjusted EBITDA (as defined below) of $12.9 million for second quarter 2010.

“The second quarter was productive as we completed several critical projects for future growth and experienced positive financial results,” said Mike Weaver, President and Chief Executive Officer of Otelco.   “Our financial results include an increase in revenue and Adjusted EBITDA for the quarter and year-to-date over the same periods in 2009.  In addition, all categories of revenue increased for the quarter. The second quarter is typically when we experience a net decline in access line equivalents and as expected, access line equivalents declined by 0.4% for the enterprise. The increase in Adjusted EBITDA to its highest quarterly level reflects the implementation of additional operational synergies, settlement of certain issues associated with FairPoint Communications' bankruptcy proceedings, and continued growth in our CLEC operations.  Clearly, while the delay in the economic recovery impacts our local markets, we continue pressing our growth plans in 2010,” Weaver concluded.

“In this quarter, we completed our integration process as the New England operations began utilizing the brand name OTT Communications in June.  We invested in sales resources and network facilities in New Hampshire as we continue to expand our service footprint,” added Weaver. “We have also realigned our senior management team in New England to increase our focus on selling in all of our markets.  In addition, we completed the exchange of all our Class B shares for IDSs in June, increasing the outstanding IDS units to 13.2 million.

“Our cash position has increased by $5.0 million so far this year, with capital investments in the business of $2.3 million for second quarter. These investments were concentrated in New England as we expand the technology infrastructure in Maine and New Hampshire to support additional customers and control costs,” said Weaver. “As evidenced by our growth in cash and the twenty-second consecutive IDS dividend, we remain committed to building value for and returning cash to our shareholders.”

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting.  For this quarter, the Board is meeting on August 12, 2010.  The scheduled interest and any dividend declared will be paid on September 30, 2010, to holders of record as of the close of business on September 15, 2010.  The interest payment will cover the period from June 30, 2010 through September 29, 2010.  Currently, it is anticipated that the Company’s dividends in 2010 will continue to be treated as a return of capital for tax purposes.  The Company has made twenty-two successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

Second Quarter 2010 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	2Q 2009	2Q 2010	Amount	Percent

Revenues	$25,797	$26,511	$714	2.8%
Operating income	$5,716	$7,011	$1,295	22.7%
Interest expense	$(6,447)	$(6,179)	$(268)	(4.2)%
Net income available to stockholders	$511	$417	$(94)	*
Basic net income per share	$0.04	$0.03	$(0.01)	*
Diluted net income per share	$0.03	$0.03	$0.00	*

Adjusted EBITDA(a)	$12,352	$12,890	$538	4.4%
Capital expenditures	$2,349	$2,333	$(16)	(0.7)%

* Not a meaningful calculation

	Six Months Ended June 30,		Change
	YTD 2009	YTD 2010	Amount	Percent

Revenues	$51,297	$52,305	$1,008	2.0%
Operating income	$10,181	$12,880	$2,699	26.5%
Interest expense	$(13,046)	$(12,168)	$(878)	(6.7)%
Net income (loss) available to stockholders	$(1,323)	$32	$1,355	*
Basic net income (loss) per share	$(0.10)	$0.00	$0.10	*
Diluted net income (loss) per share	$(0.11)	$0.00	$0.11	*

Adjusted EBITDA(a)	$23,854	$25,220	$1,366	5.7%
Capital expenditures	$3,578	$4,087	$509	14.2%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010

Net income (loss)	$511	$417	$(1,323)	$32
Add: Depreciation	3,496	3,327	7,177	6,900
Interest expense – net of premium	5,753	5,840	11,670	11,491
Interest expense – caplet cost	356	-	700	-
Interest expense - amortize loan cost	338	339	676	677
Income tax expense (benefit)	61	262	(964)	1
Change in fair value of derivatives	(1,290)	176	(339)	1,062
Loan fees	19	19	38	38
Amortization - intangibles	3,108	2,510	6,219	5,019
Adjusted EBITDA	$12,352	$12,890	$23,854	$25,220

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

Otelco Inc. - Key Operating Statistics

	At and for the		At and for the
	Year Ended		Three Months Ended
	December 31,		March 31,	June 30,	% Change
	2008	2009	2010	2010	2010
Otelco access line equivalents(1)	100,043	100,356	100,522	100,126	(0.4)%

RLEC and other services:
Voice access lines	51,530	48,215	47,552	46,788	(1.6)%
Data access lines	18,709	20,066	20,614	20,703	0.4%
Access line equivalents(1)	70,239	68,281	68,166	67,491	(1.0)%
Cable television customers	4,082	4,195	4,239	4,205	(0.8)%
Additional internet customers	11,864	9,116	8,528	8,048	(5.6)%
RLEC dial-up	1,183	786	656	551	(16.0)%
Other dial-up	9,213	6,439	5,765	5,340	(7.4)%
Other data lines	1,468	1,891	2,107	2,157	2.4%
Revenues (dollars in millions)	$54.4	$61.3	$14.7	$14.4	(2.0)%

CLEC:
Voice access lines	26,558	28,647	28,889	29,070	0.6%
Data access lines	3,246	3,428	3,467	3,565	2.8%
Access line equivalents (1)	29,804	32,075	32,356	32,635	0.9%
Wholesale network connections	98,187	132,324	137,318	142,837	4.0%
Revenues (dollars in millions)	$22.7	$42.5	$11.1	$12.1	9.0%

 (1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR SECOND QUARTER 2010:

Revenue
Total revenues grew 2.8% in the three months ended June 30, 2010, to $26.5 million from $25.8 million in the three months ended June 30, 2009.  Targeted growth in New Hampshire and Maine CLEC areas, resolution of certain issues associated with FairPoint Communications' bankruptcy proceedings, and selective price increases, which were partially offset by declines in RLEC subscribers, generated positive gains across all revenue categories.  Local services revenue grew 1.8% in the second quarter to $12.3 million from $12.1 million in the quarter ended June 30, 2009.  Expansion of CLEC revenue produced a $0.4 million increase, offset by $0.2 million in lower RLEC voice revenue. Network access revenue increased 4.1% in the second quarter to $8.6 million from $8.3 million in the quarter ended June 30, 2009. Continued expansion into New Hampshire coupled with resolution of certain FairPoint Communications' bankruptcy issues generated an increase of $0.4 million.  Wholesale CLEC access revenue increased $0.2 million from a combination of rate increases and higher activity. Access revenue related to lower NECA settlements and end user interstate revenue declined $0.3 million.  Cable television revenue in the three months ended June 30, 2010, increased 14.1% to $0.7 million from $0.6 million in second quarter 2009.  Growth in IPTV and digital family packages accounted for the $0.1 million increase.  Internet revenue for the second quarter 2010 increased 0.8%, remaining at $3.5 million for both periods. Growth in broadband data lines was offset by the loss of dial-up subscribers.  Transport services revenue increased 2.9%, holding at $1.4 million in both periods.

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

Operating Expenses
Operating expenses in the three months ended June 30, 2010, decreased 2.9% to $19.5 million from $20.1 million in the three months ended June 30, 2009.  Cost of services and products increased 2.9% to $10.4 million in the quarter ended June 30, 2010, from $10.1 million in the same period last year.   Increases consisted of a $0.3 million increase in access, digital, and circuit expenses related to growth from network connections and 2009 FairPoint Communications credits and a $0.1 million increase for rebranding costs as our New England operations implemented the OTT Communications brand name.  These increases were partially offset by $0.1 million in pole attachment audit expense true-ups in 2009 that were not required in 2010.  Selling, general and administrative expenses decreased 3.2% to $3.2 million in the three months ended June 30, 2010, from $3.3 million in the three months ended June 30, 2009. The decrease reflects cost savings of $0.2 million as the Company continues to benefit from integrated systems and process improvements offset by an increase of $0.1 million for accrued salary expense.  Depreciation and amortization for second quarter 2010 decreased 11.7% to $5.8 million from $6.6 million in the second quarter 2009.  Amortization of intangible assets associated with the Country Road acquisition decreased $0.6 million, including a covenant not to compete and contract customer base assets. The remaining decrease of $0.2 million reflected lower depreciation of plant assets in Alabama.

Interest Expense
Interest expense decreased 4.2% to $6.2 million in the quarter ended June 30, 2010, from $6.4 million a year ago. A decrease of $0.4 million reflects the interest rate caplet expense present in second quarter 2009 that was fully expensed in 2009. The balance reflects increased interest rates.

Change in Fair Value of Derivatives
As a requirement of the existing senior debt, the Company has two interest rate swap agreements intended to hedge changes in interest rates on its senior debt. The swap agreements do not qualify for hedge accounting under the technical requirements of Accounting Standards Codification 815. Changes in value for the two swaps are reflected in change in the fair value of derivatives on the income statement and have no impact on cash. Over the life of the swaps, the change in value will be zero, with no impact on Adjusted EBITDA or operations. The value of the swaps declined $0.2 million in second quarter 2010 compared to an increase of $1.3 million in the same period of 2009.

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2010, was $12.9 million compared to $12.4 million for the same period in 2009, and $12.3 million in the first quarter of 2010.  See financial tables for a reconciliation of Adjusted EBITDA to net income (loss).

Balance Sheet
As of June 30, 2010, the Company had cash and cash equivalents of $22.7 million compared to $17.7 million at the end of 2009.  All of the Company’s Class B shares were exchanged for IDS units during second quarter 2010. Total long-term notes payable increased $4.1 million from $273.7 million to $277.8 million due to the exchange of the Class B common stock.  The related Class B exchange liability recorded in the mezzanine section of the balance sheet decreased by the same $4.1 million to $0 at June 30, 2010.  The Company continues to meet all of its loan covenants.  The second quarter distribution of $5.4 million in interest and dividends to our shareowners and $0.3 million in interest to our bond holders occurred on June 30, 2010 and also reflects the new IDSs issued in exchange for the Class B common stock.  This represents the twenty-second consecutive quarterly distribution since going public in December 2004.

Capital Expenditures
Capital expenditures remained constant at $2.3 million for both the second quarter 2010 and 2009, and up $0.5 million from first quarter 2010.  The Company is expanding its CLEC capabilities in Maine and New Hampshire; enhancing DSL capacity; and expanding IPTV capability in Alabama.

Second Quarter Earnings Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, August 4, 2010, at 11:00 a.m. ET.  To participate in the call, participants should dial (913) 312-9313 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 7492247.

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 100,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2009	June 30, 2010
		(unaudited)
Assets
Current assets
Cash and cash equivalents	$17,731,044	$22,743,256
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $473,572 and
$254,645 respectively	4,650,909	4,584,262
Unbilled receivables	2,444,979	2,425,742
Other	3,200,945	3,218,327
Materials and supplies	1,969,966	1,994,968
Prepaid expenses	1,342,249	968,598
Income tax receivable	389,486	-
Deferred income taxes	744,531	744,531
Total current assets	32,474,109	36,679,684

Property and equipment, net	69,028,973	65,451,303
Goodwill	188,190,078	188,190,078
Intangible assets, net	34,218,115	29,966,542
Investments	1,991,158	1,978,404
Deferred financing costs	6,964,015	6,441,873
Deferred income taxes	4,482,430	4,482,430
Other assets	179,325	127,553
Total assets	$337,528,203	$333,317,867

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,145,728	$2,191,810
Accrued expenses	6,167,023	6,680,436
Advance billings and payments	1,665,422	1,627,670
Deferred income taxes	394,850	394,850
Customer deposits	172,109	179,229
Total current liabilities	11,545,132	11,073,995
Deferred income taxes	42,239,262	42,239,262
Interest rate swaps	1,592,813	2,655,262
Advance billings and payments	698,352	677,660
Other liabilities	165,968	156,807
Long-term notes payable	273,717,301	277,757,514
Total liabilities	329,958,828	334,560,500

Class B common convertible to senior
subordinated notes	4,085,033	-

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding 12,676,733
and 13,221,404 shares, respectively	126,767	132,214
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 and 0 shares, respectively	5,447	-
Additional paid in capital	10,340,862	5,582,263
Retained deficit	(6,988,734)	(6,957,110)

Total stockholders’ equity	3,484,342	(1,242,633)

Total liabilities and stockholders’ equity	$337,528,203	$333,317,867

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

OTELCO INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010

Revenues
Local services	$12,063,419	$12,286,314	$23,918,400	$24,524,988
Network access	8,265,063	8,603,635	16,359,196	16,588,604
Cable television	612,363	698,739	1,219,050	1,364,574
Internet	3,500,149	3,527,126	7,041,826	7,038,232
Transport services	1,355,677	1,395,130	2,758,376	2,788,755
Total revenues	25,796,671	26,510,944	51,296,848	52,305,153

Operating expenses
Cost of services and products	10,133,256	10,427,781	20,799,712	21,037,973
Selling, general and administrative
expenses	3,342,855	3,236,515	6,919,529	6,467,512
Depreciation and amortization	6,604,748	5,835,311	13,396,586	11,919,602
Total operating expenses	20,080,859	19,499,607	41,115,827	39,425,087

Income from operations	5,715,812	7,011,337	10,181,021	12,880,066

Other income (expense)
Interest expense	(6,446,902)	(6,179,470)	(13,045,855)	(12,168,112)
Change in fair value of derivatives	1,289,832	(176,279)	338,729	(1,062,449)
Other income	12,510	24,027	238,371	382,859
Total other expense	(5,144,560)	(6,331,722)	(12,468,755)	(12,847,702)

Income (loss) before income tax	571,252	679,615	(2,287,734)	32,364

Income tax (expense) benefit	(60,552)	(262,339)	964,401	(744)

Net income (loss) available to common
stockholders	$510,700	$417,276	$(1,323,333)	$31,620

Weighted average shares outstanding:
Basic	12,676,733	12,812,901	12,676,733	12,747,540
Diluted	13,221,404	13,221,404	13,221,404	13,221,404

Net income (loss) per share:
Basic	$0.04	$0.03	$(0.10)	$0.00
Diluted	$0.03	$0.03	$(0.11)	$0.00

Dividends declared per share	$0.18	$0.18	$0.35	$0.35

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Otelco Reports Second Quarter 2010 Results

August 3, 2010

OTELCO INC.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30,
	2009	2010
Cash flows from operating activities:
Net income (loss)	$(1,323,333)	$31,620
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	7,176,803	6,900,218
Amortization	6,219,783	5,019,383
Interest rate caplet	699,783	-
Amortization of debt premium	(39,918)	(44,820)
Amortization of loan costs	675,953	677,302
Change in fair value of derivatives	(338,729)	1,062,449
Provision for uncollectible revenue	149,765	65,581
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	86,941	53,458
Material and supplies	239,576	(25,002)
Income tax receivable	-	389,486
Prepaid expenses and other assets	234,189	373,651
Accounts payable and accrued liabilities	(518,565)	(428,566)
Advance billings and payments	(46,205)	(58,444)
Other liabilities	(30,003)	(2,041)
Net cash from operating activities	13,186,040	14,014,275

Cash flows from investing activities:
Acquisition and construction of property and equipment	(3,577,514)	(4,087,263)
Adjustment to the purchase of the CR Companies	170,175	-
Deferred charges	-	(1,041)

Net cash used in investing activities	(3,407,339)	(4,088,304)

Cash flows from financing activities:
Cash dividends paid	(4,468,548)	(4,564,546)
Direct cost of exchange of Class B shares for Class A shares	-	(194,053)
Loan origination costs	-	(155,160)

Net cash used in financing activities	(4,468,548)	(4,913,759)

Net increase in cash and cash equivalents	5,310,153	5,012,212
Cash and cash equivalents, beginning of period	13,542,255	17,731,044

Cash and cash equivalents, end of period	$18,852,408	$22,743,256

Supplemental disclosures of cash flow information:

Interest paid	$12,018,858	$11,535,629

Income taxes received	$(15,342)	$(289,163)

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